Exhibit 10.11

PURCHASE, PUT AND ESCROW AGREEMENT

THIS PURCHASE, PUT AND ESCROW AGREEMENT (the "Agreement") is dated as of July 2, 2014, among Bernard Warman, maintaining an address at 172 Lakewood New Egypt Road, Lakewood, NJ 08701, Fax: (732) 7307550 (the "Seller"), the parties identified on Schedule A (each a "Purchaser" collectively the "Purchasers") and Grushko & Mittman, P.C., maintaining an address at 515 Rockaway Avenue, Valley Stream, NY 11581 Fax: (212) 697-3575 ("G&M" or the "Escrow Agent").

WHEREAS, the Seller presently is the holder of 2,625 shares of Series A Preferred Stock, par value $0.0001 per share (the "Preferred Stock") (the "Shares"), issued by PishPosh, Inc., a Nevada corporation (the "Company");

WHEREAS, the Purchasers desire to purchase the Shares from the Seller and the Seller desires to sell the Shares to the Purchasers on the terms set forth in this Agreement in the amounts set forth on Schedule A;

WHEREAS, the Purchasers desire to grant to Seller a right and option to require the Purchasers to purchase certain securities from the Seller as described herein in the amounts set forth on Schedule A; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchasers agree as follows:

ARTICLE I

PURCHASE AND PUT

1.1          Purchase. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchasers and the Purchasers shall purchase from the Seller the Shares for an aggregate purchase price of $700,000 ("Purchase Price"). The closing of the purchase and sale of the Shares shall take place at the offices of the Escrow Agent, within two business days of the Escrow Agent's receipt of the entire Purchase Price and the Shares, at a time agreed to by the Seller, the Purchasers and the Escrow Agent (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

(a)           Prior to the Closing, the parties shall deliver or shall cause to be delivered the following:

(A)          the Seller shall deliver the Shares to the Escrow Agent in the name of the Purchasers;

(B)          Each Purchaser will deliver to the Escrow Agent its portion of the Purchase Price in United States dollars in immediately available funds, to be held in escrow by the Escrow Agent, by wire transfer to the Escrow Agent pursuant to the following wire instructions:

Citibank, N.A.
1166 6th Avenue
New York, NY 10036
ABA Number: 021000089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 9997242837

(b)          G&M shall act as escrow agent in this transaction in addition to acting as legal counsel to Seller. Seller and Purchasers hereby acknowledge that they have been advised of a potential conflict of interest and each acknowledges this conflict of interest and agrees that G&M may act as escrow agent in this transaction.

1.2          Put. Provided that the Company has completed a Going Public Event (as defined in the Securities Purchase Agreement between the Company and certain investors named therein dated of even date herewith, the "SPA"), if at any time up to 15 months after the date of this Agreement (the "Put Period") the Company records three consecutive months of (a) monthly revenue equal to or greater than $1,250,000 and (b) net income (collectively the "Financial Targets"), as certified by an independent auditor acceptable to the Purchasers, the Seller shall have the right require the Purchasers to purchase up to 1,500,000 (the "Put Shares") shares of Common Stock or and equivalent amount of Preferred Stock (the "Put") in the amounts set forth on Schedule A. The Put Shares shall be adjusted in the event of stock splits, reverse stock splits, stock dividends, combinations or reclassifications of the Common Stock or Preferred Stock or similar changes or transactions (the "Adjustments"). The per share purchase price of the Put shall be 75% of the public offering price or the per share valuation of the Company in connection with the Going Public Event, subject to any Adjustment.

1.3          Put Exercise. At any time during the Put Period and once the Financial Targets have been met, the Seller may send a notice to the Purchaser that it has elected to exercise the Put or a portion thereof ("Put Notice"). The Put Notice shall specify the number of shares being exercised and the date for the closing of the Put (the "Put Closing Date"). The Put Closing Date shall be not less than five business days after the date of delivery of the Put Notice. On the Put Closing Date the Seller shall deliver to the Purchaser certificates representing the shares being sold in the name of the Purchaser and the Purchaser shall deliver the Put Purchase Price in immediately available funds. The Seller may make multiple puts during the Put Period until all the Put Shares have been sold.

1.4          Ratchet Waiver. Purchaser hereby waive any rights pursuant to Section 7(e) of the Certificate of Designation for any issuance of Common Stock or Common Stock Equivalents above $0.2666 per share of Common Stock, subject to adjustments for stock splits, distributions, dividends, recapitalizations and similar transactions. For illustration purposes: If a Dilutive Issuance (as defined in the Certificate of Designation) occurs at a Base Conversion Price (as defined in the Certificate of Designation) which is higher than $0.2666, the Purchaser will not be entitled and will not receive a modification of Purchaser's Conversion Price even though other holders of Series A Preferred Stock may receive a reduction of their Conversion Price. If a Dilutive Issuance occurs at a Base Conversion Price equal or less than $0.2666, then Purchaser's Conversion Price will be reduced to $0.2666 or such other lower Base Conversion Price. The Company shall be a third party beneficiary of this Section 1.4.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1          Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchasers:

(a)         The Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its teinis, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

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(b)         The execution, delivery and performance by Seller of this Agreement and consummation by Seller of the transactions do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller, (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller's knowledge, applicable to the Seller, or (iv) violate any contract to which the Seller, the Company or any of their assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which the Seller or the Company is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the transaction.

(c)         The Seller is an "affiliate" of the Company as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act").

(d)         With respect to the transactions, (i) Seller is the sole record and beneficial owner of the Shares, as well as the Put Shares, free and clear of any taxes, liens and other encumbrances; (ii) the Shares and the Put Shares are validly issued, fully paid and non-assessable, free from all taxes, liens and encumbrances; (iii) the Shares to be delivered are not, and will not be as of the Closing Date, subject to any transfer restriction, other than the restriction that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act ("Permitted Securities Law Restriction"); and (iv) upon the transfer of its pro rata portion of the Shares to the Purchasers, Purchasers will acquire good and marketable title thereto (assuming Purchasers are bona fide purchasers within the meaning of Section 8-302 of the New York Uniform Commercial Code, and will be the legal and beneficial owner of the Shares, free and clear of any liens, other encumbrances or transfer restrictions, other than the Permitted Securities Law Restriction.

(e)         Seller (i) is a sophisticated person with respect to the sale of the Shares and the Put Shares; (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and the Put Shares; and (c) has independently and without reliance upon the Purchaser, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that the Purchasers have not given Seller any investment advice, credit information or opinion on whether the sale of the Shares is prudent.

(f)         There are no outstanding rights, options, subscriptions or other agreements or commitments obligating Seller with respect to the Shares or the Put Shares.

(g)         Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(h)         No proceedings relating to the Shares are pending or, to the knowledge of Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller's right to transfer the Shares or the Put Shares to the Purchasers.

(i)         Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer, sale, and delivery of the Shares under this Agreement are exempt from the registration requirements of the Securities Act.

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2.2           Representations and Warranties of the Purchaser. Each Purchaser for itself only hereby represents, warrants and agrees as of the date hereof:

(a)         Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)         The execution, delivery and performance by Purchaser of this Agreement and consummation by Purchaser of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to Purchaser's knowledge, applicable to the Purchaser; or (iii) violate any contract to which Purchaser is a party or by which Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions.

(c)         Purchaser is an "accredited investor" and is aware that the Shares are, and the Put Shares may be, subject to restrictions on transfer pursuant to the Securities Act.

(d)         Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Put Shares.

(e)         Purchaser is acquiring the Shares and the Put Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Purchaser does not agree to hold the Shares or the Put Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(f)         Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(g)         Purchaser is aware that the Company intends to sell certain securities pursuant to a Securities Purchase Agreement (the "SPA") dated as of the date hereof. Purchaser has reviewed the SPA, the Schedules to the SPA and the other Transaction Documents (as defined in the SPA) and is aware of the contents thereof.

ARTICLE III

RELEASE OF ESCROW

3.1.         Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Shares and Purchase Price as follows:

(a)         On the Closing Date, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Seller, it shall simultaneously release and deliver the Purchase Price to the Seller pursuant to the wire instructions set forth on Schedule B and the Shares to the respective Purchasers.

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(b)         Notwithstanding the above, upon receipt by the Escrow Agent of a final and non- appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Shares and the Purchase Price in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.         Acknowledgement of Parties; Disputes. The Purchaser and Seller acknowledge that the only teens and conditions upon which the Shares and the Purchase Price are to be released are set forth in Articles 3 and 4 of this Agreement. The Purchaser and Seller reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Shares and the Purchase Price. Any dispute with respect to the release of the Shares and the Purchase Price shall be resolved pursuant to Section 4.2 or by agreement between the Purchaser and Seller.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1.         Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a)         Purchasers and Seller acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into, whether any of the Purchasers and Seller are entitled to receipt of the Shares and the Purchase Price pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)         The Seller and Purchasers acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Seller and Purchasers, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Seller and Purchasers under this Agreement and to no other person.

(c)         The Seller and Purchasers jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

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(d)         The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) business days prior written notice of resignation to the Seller and Purchasers. Prior to the effective date of the resignation or teimination as specified in such notice, the Seller and Purchasers will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Shares and the Purchase Price to a substitute Escrow Agent selected by the Seller and Purchasers. If no successor Escrow Agent is named by the Seller and Purchasers, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Shares and the Purchase Price with the clerk of any such court.

(e)         The Escrow Agent does not have and will not have any interest in the Shares and the Purchase Price, and is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Agreement.

(f)         This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g)         The provisions of this Section 4.1 shall survive the resignation or termination of the Escrow Agent or the termination of this Agreement.

4.2.         Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)         If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Shares and the Purchase Price, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Shares and the Purchase Price pending receipt of a Joint Instruction from Seller and Purchasers, or (ii) deposit the Shares and the Purchase Price with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Seller and Purchasers and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings that relates to the Shares and/or the Purchase Price. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)         The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Seller and Purchasers or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

MISCELLANEOUS

5.1         Entire Agreement Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes ail prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.2         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Seller, to Bernard Warman, 172 Lakewood New Egypt Road, Lakewood, NJ 08701, facsimile: (732) 730-7550, with a copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, Attn: Edward M. Grushko, Esq., facsimile: (212) 697-3575, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on Schedule A hereto, with an additional copy by fax only to (which shall not constitute notice): Quarles & Brady LLP, with offices located at 1395 Panther Lane, Suite 300, Naples, FL 34109, Attn: Laura M. Holm, Esq., facsimile: (239) 434-4999.

5.3         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller, Purchasers and the Escrow Agent or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.4         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties.

5.5         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.6         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.7         Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.8         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.9         Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.10       Independent Status. The Seller acknowledges that the obligations of each Purchaser under this Agreement and the other purchase agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The Seller acknowledges that each Purchaser has represented that the decision of each Purchaser to purchase the Shares and the Put Shares has been made by such Purchaser independently of any other Purchaser. The Seller acknowledges that any no action taken by any Purchaser shall not be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this agreement. The Seller acknowledges that it has elected to provide all Purchasers with the same terms for the convenience of the Seller and not because the Seller was required or requested to do so by the Purchasers.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER

Bernard Warman

ESCROW AGENT

GRUSHKO & MITTMAN, P.C.

/s/ GRUSHKO & MITTMAN, P.C.

[Purchasers signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

Alpha Capital Anstalt

/s/ Konrad Ackermann
By: Konrad Ackermann
Its: Director

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

/s/ Barry Honig
By: Barry Honig
Its:

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

GRQ Consultants, Inc. Deferred Benefit Plan

/s/ Barry Honig
By: Barry Honig
Its: Trustee

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

Birchtree Capital LLC

/s/ Michael Brauser
By: Michael Brauser
Its: Manager

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IN WITNESS WHEREOF. the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

/s/ Mark Groussman
By: Mark Groussman
Its: President

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized siglatories as of the date first indicated above.

SELLER

Bernard Warman

___________________________________

PURCHASERS

[Requires completion]	[Requires completion]

/s/ Richard Brand
By: Richard Brand, Point Capital, Inc. 50 Shares	By:
Its: CEO	Its:

[Requires completion]	[Requires completion]

By:	By:
Its:	Its:

[Requires completion]	[Requires completion]

By:	By:
Its:	Its:

ESCROW AGENT

GRUSHKO & MITTMAN, P.C.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase, Put and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

/s/ BEBE, LLC
By: BEBE, LLC
Its: Managing Member

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